Exhibit 2.3

                                                                   JULY 29, 1996

                                    AMENDMENT
                                       TO
                    COMBINATION AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT TO COMBINATION AGREEMENT AND PLAN OF MERGER, dated as of ____________, 1996 (this "Agreement") is by and between NGC Corporation, a Delaware corporation ("NGC"), Chevron U.S.A. Inc., a Pennsylvania corporation ("Chevron") and Midstream Combination Corp., a Delaware corporation ("Newco").

                                   WITNESSETH

         WHEREAS, NGC, Chevron and Newco are parties to the Combination Agreement and Plan of Merger, dated as of May 22, 1996 (the "Combination Agreement") which provides for the strategic combination of NGC and substantially all of Chevron's and certain of its affiliates' midstream assets and certain other strategic relationships;

         NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

         1. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Combination Agreement.

         2. AMENDMENT TO SECTION 2.2(A). Paragraph (a) of Section 2.2 is deleted in its entirety and the following new paragraph (a) of Section 2.2 is inserted in lieu thereof:

                  (a) Subject to the terms and conditions of this Agreement, a certificate of merger in the form of EXHIBIT 2.2(A) (the "CERTIFICATE OF MERGER") shall be duly prepared, executed and acknowledged by Newco, which will be the Surviving Corporation in the Merger, and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as soon as practicable on the Closing Date (but in no event before the execution and delivery of the Contribution and Assumption Agreement by the parties thereto). The Merger shall become effective on the date and at the time specified in the Certificate of Merger (the "EFFECTIVE TIME").

         3. AMENDMENT TO CERTIFICATE OF MERGER. The Certificate of Merger, attached to the Combination Agreement as Exhibit 2.2(a), is deleted in its entirety and the Certificate of Merger attached hereto as EXHIBIT I is inserted in lieu thereof.

         4. CONTINUED EFFECTIVENESS. Except as expressly modified by this Agreement, the provisions of the Combination Agreement shall remain in full force and effect.

         5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which, when taken together, shall be deemed to constitute one and the same instrument.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties have caused this Amendment to Combination Agreement and Plan of Merger to be executed this ___ day of July, effective as of the date first written above.

                                              NGC CORPORATION


                                              By:
                                              Printed Name:
                                              Title:


                                              CHEVRON U.S.A. INC.


                                              By:
                                              Printed Name:
                                              Title:

                                              MIDSTREAM COMBINATION CORP.


                                              By:
                                              Printed Name:
                                              Title:

                                   EXHIBIT I

                             CERTIFICATE OF MERGER
                                    MERGING
                                NGC CORPORATION
                                 WITH AND INTO
                          MIDSTREAM COMBINATION CORP.
                           PURSUANT TO SECTION 251 OF
                          THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

         The undersigned, being a [Title] of Midstream Combination Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

         FIRST: That the name of and the state of incorporation of each of the constituent corporations in the merger is as follows:

                                  STATE OF
       NAME                     INCORPORATION

Midstream Combination Corp.       Delaware
NGC Corporation.                  Delaware

         SECOND: That the Combination Agreement and Plan of Merger dated as of May 22, 1996 (the "COMBINATION AGREEMENT"), among NGC Corporation, Chevron U.S.A. Inc. and Midstream Combination Corp. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 and Section 228 (by unanimous written consent) of the General Corporation Law of the State of Delaware.

         THIRD: That Midstream Combination Corp. shall be the surviving corporation, except that the name of the surviving corporation is hereby changed to NGC Corporation (the "SURVIVING CORPORATION").

         FOURTH: That the Certificate of Incorporation of Midstream Combination Corp. will be the Certificate of Incorporation of the Surviving Corporation except that Article First of the Certificate of Incorporation of the Surviving Corporation will be amended by virtue of the Merger to provide that "The name of the corporation is NGC Corporation (the "Corporation")."

         FIFTH: That an executed copy of the Combination Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                       13430 Northwest Freeway, Suite 1200
                                Houston, TX 77040

         SIXTH: That a copy of the Combination Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The Merger contemplated by this certificate of merger shall become effective for all purposes at midnight on August 31, 1996 (the "Effective Time").

         IN WITNESS WHEREOF, Midstream Combination Corp. has caused this Certificate of Merger to be signed by ________________, [Title], this ____th day of _______, 1996.

                                              MIDSTREAM COMBINATION CORP.



                                              Name:
                                              Printed Name:
                                              Title: